UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2009

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2009, WellCare Health Plans, Inc. (the “Company”) and its wholly-owned subsidiary Comprehensive Health Management, Inc. (“CHMI”), entered into a letter agreement with Thomas F. O’Neil III (the “Consulting Agreement”).

Mr. O’Neil currently serves as Vice Chairman of the Company.  Pursuant to the Amended and Restated Employment Agreement, dated June 3, 2009, among Mr. O’Neil, the Company and CHMI (the “Employment Agreement”), Mr. O’Neil’s employment as Vice Chairman will terminate on December 31, 2009.

The Consulting Agreement provides that Mr. O’Neil will provide consulting services to the Company from January 1, 2010 through June 30, 2010 (the “Consulting Term”) and will receive a fee of $31,250 per month.  The amount of this fee is subject to adjustment based on, among other things, the level and quality of consulting services provided by Mr. O’Neil.  In addition, the restricted stock, restricted stock units and stock options awarded to Mr. O’Neil during his employment with CHMI will continue to vest during the Consulting Term in accordance with the vesting schedules set forth in the applicable equity award agreements between the Company and Mr. O’Neil.

Pursuant to the Consulting Agreement, the restrictions in Article 5 of the Employment Agreement, including those relating to confidential information and intellectual property, will remain in effect after the termination of the Employment Agreement and will apply to Mr. O’Neil’s service as a consultant.  The restrictions on Mr. O’Neil in Article 5 of the Employment Agreement that relate to non-competition and non-solicitation are extended to apply for an additional six months, or one year from June 30, 2010.

In the event the Company terminates the Consulting Agreement prior to the end of the Consulting Term, the Company will pay to Mr. O’Neil, in a lump sum, the unpaid consulting fees that would have been payable through the end of the Consulting Term.  In addition, any outstanding equity awards that would have vested during the Consulting Term will immediately vest.  No such payment would be due, and no such accelerated vesting would occur, if the Company terminates the Consulting Agreement by written notice in the event of a material breach of its terms by Mr. O’Neil.  Mr. O’Neil may terminate the Consulting Agreement prior to the end of its term by giving 45 days advance written notice to the Company.

The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the Consulting Agreement or the Employment Agreement and is qualified in its entirety by reference to the Consulting Agreement and the Employment Agreement which are attached hereto and incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d)   Exhibits.

The following exhibits are filed as part of this report:

		INCORPORATED BY REFERENCE
Exhibit Number	Description	Form	Filing Date With SEC	Exhibit Number
10.1	Letter Agreement, dated December 16, 2009, among Thomas F. O’Neil III, WellCare Health Plans, Inc. and Comprehensive Health Management, Inc.	Filed herewith
10.2	Amended and Restated Employment Agreement, dated June 3, 2009, among Thomas F. O’Neil III, WellCare Health Plans, Inc. and Comprehensive Health Management, Inc.	8-K	June 4, 2009	10.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2009	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser
Heath Schiesser
President and Chief Executive Officer

Exhibit Index

		INCORPORATED BY REFERENCE
Exhibit Number	Description	Form	Filing Date With SEC	Exhibit Number
10.1	Letter Agreement, dated December 16, 2009, among Thomas F. O’Neil III, WellCare Health Plans, Inc. and Comprehensive Health Management, Inc.	Filed herewith
10.2	Amended and Restated Employment Agreement, dated June 3, 2009, among Thomas F. O’Neil III, WellCare Health Plans, Inc. and Comprehensive Health Management, Inc.	8-K	June 4, 2009	10.1